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PART II, ITEM 6, EXHIBIT 11.


                               EGAN SYSTEMS, INC.
                       COMPUTATION OF PER SHARE EARNINGS


                                                                                                   Nine Months Ended
                                                                                                    September 30,
                                                                                                    -------------
                                                                                           1997                       1996
                                                                                           ----                       ----
Net income applicable to common stock                                                  $      13,284              $      14,154
                                                                                       =============              =============


Outstanding shares - common stock at January 1,                                           10,185,000                 10,185,000


Dilutive effect of stock options and warrants                                              7,673,630                     -


Weighted average shares issued during period                                               1,568,570                     -
                                                                                       -------------               ------------


Weighted average common shares outstanding -
 primary and fully diluted - September 30,                                                19,427,200                 10,185,000
                                                                                       =============              =============


Net income (loss) per common share -
 primary and fully diluted - September 30,                                             $        0.00              $        0.00
                                                                                       =============              =============





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